UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 14, 2015
(May 14, 2015)

Exact Name of Registrant as Specified
Commission	in Charter, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2015 Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNM Resources, Inc. (“PNMR”), issued an investor release announcing that it was submitting to the New Mexico Public Regulation Commission (“NMPRC”) a substantially final coal supply agreement (the “CSA”) for the San Juan Generating Station (“SJGS”) jointly owned and operated by PNM, to replace the current agreement for coal supply for SJGS that expires on December 31, 2017. A substantially final SJGS participant restructuring agreement (the “Restructuring Agreement”) was also submitted to the NMPRC, identifying the ongoing ownership of SJGS effective January 1, 2018. This Restructuring Agreement would allow for the exit of certain participants while, combined with the shutdown of SJGS Units 2 and 3 under the Revised State Implementation Plan for SJGS’s compliance with the Clean Air Act, defining the terms of ownership of the remaining capacity among the remaining participants. The agreements were submitted as part of PNM’s ongoing regulatory proceedings seeking NMPRC approval of the SJGS plan settlement agreement filed in October 2014. Approval of the settlement agreement is an important step in implementing a revised state plan that benefits customers and complies with federal visibility regulations under the Clean Air Act.

On May 14, 2015, PNM entered into a letter agreement (the “Westmoreland Letter Agreement”) with Westmoreland Coal Company (“Westmoreland”). Pursuant to the Westmoreland Letter Agreement, PNM and Westmoreland have agreed to execute and deliver the CSA, as well as a Reclamation Services Agreement and a Coal Combustion Residuals Disposal Agreement, each substantially in the form submitted by PNM to the NMPRC on a confidential basis on May 1, 2015. The execution and delivery of the agreements will occur contemporaneous with the closing under a stock purchase agreement (the “Purchase Agreement”) to be entered into by Westmoreland and BHP Billiton New Mexico Coal, Inc. (“BBNMC”), pursuant to which Westmoreland will purchase from BBNMC all of the issued and outstanding capital stock San Juan Coal Company (“SJCC”), the owner of the San Juan Mine. The obligations of the parties under the Westmoreland Letter Agreement are subject to satisfaction of each of the following conditions: (i) Westmoreland and BBNMC shall have duly executed and delivered the Purchase Agreement in substantially the form submitted by PNM to the NMPRC on a confidential basis on May 14, 2015; (ii) the closing under the Purchase Agreement shall have contemporaneously occurred in accordance with the terms thereof; (iii) any necessary regulatory approvals; and (iv) the Restructuring Agreement shall have become effective in accordance with the terms thereof.

As presently drafted, the CSA would have an initial term through June 30, 2022, with any extension thereof to be agreed upon by the end of 2018. In the event the initial term is not extended, PNM would have discretion to purchase (or assign rights to purchase) SJCC at the end of the initial term. The CSA will be a fixed price contract, subject to escalation with pass through costs on certain limited items. The CSA will contain certain “take or pay” provisions and require Westmoreland to deliver 100% of the coal needs of SJGS. Pursuant to the CSA, PNM will be obligated to reimburse SJCC for reclamation costs associated with the provision of coal (which obligation would be met through the Reclamation Services Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: May 14, 2015	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President and Corporate Controller
(Officer duly authorized to sign this report)